Exhibit 99

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended November 30,				For the Eleven Months Ended November 30,
		As a %		As a %		As a %		As a %
	2005	of Total	2004	of Total	2005	of Total	2004	of Total
Non-conforming production volume
Non-conforming
Wholesale	$ 525,815	74%	$ 474,932	68%	$ 6,405,796	75%	$ 4,984,206	65%
Correspondent/Bulk	70,860	10%	80,781	12%	717,382	8%	772,716	10%
Retail *	117,358	16%	137,323	20%	1,419,838	17%	1,938,725	25%
Total non-conforming production volume	$ 714,033	100%	$ 693,036	100%	$ 8,543,016	100%	$ 7,695,647	100%

# of funding days in the month	19		19		229		228
Average originations per funding day	$ 37,581		$ 36,476		$ 37,306		$ 33,753

Retail production volume *
Non-conforming
Sold to non-affiliates	$ 75,527	34%	$ 153,467	32%	$ 687,566	25%	$ 1,885,721	29%
Retained by NMI	117,358	52%	137,323	28%	1,419,838	51%	1,938,725	30%
Total non-conforming	192,885	86%	290,790	60%	2,107,404	76%	3,824,446	59%

Conforming/Government	32,131	14%	196,867	40%	653,479	24%	2,686,246	41%

Total retail production volume	$ 225,016	100%	$ 487,657	100%	$ 2,760,883	100%	$ 6,510,692	100%

*Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended 11/30/2005				For the Month Ended 10/31/2005				For the Month Ended 9/30/2005
	Weighted	Weighted	Weighted		Weighted	Weighted	Weighted		Weighted	Weighted	Weighted
	Average	Average	Average	Percent	Average	Average	Average	Percent	Average	Average	Average	Percent
	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total	Coupon	LTV	FICO	of Total
Summary by Credit Grade
660 and above	7.27%	82.5%	705	35%	7.02%	82.1%	700	36%	7.14%	82.7%	699	33%
620 to 659	7.72%	81.2%	638	26%	7.49%	81.0%	640	23%	7.40%	81.7%	639	24%
580 to 619	8.23%	81.0%	600	19%	7.91%	80.9%	598	20%	7.82%	81.8%	600	22%
540 to 579	8.74%	80.4%	560	13%	8.56%	79.0%	559	14%	8.41%	79.8%	559	14%
539 and below	9.34%	75.4%	526	7%	8.97%	76.3%	528	7%	8.91%	75.6%	528	7%

	7.90%	81.1%	636	100%	7.67%	80.7%	633	100%	7.65%	81.4%	632	100%

Summary by Program Type
2-Year Fixed	8.25%	81.1%	613	53%	8.03%	81.0%	608	52%	7.91%	82.0%	612	53%
2-Year Fixed Interest-only	7.22%	81.4%	669	24%	6.97%	80.6%	666	23%	7.00%	81.4%	662	24%
3-Year Fixed	7.51%	75.3%	630	1%	7.36%	76.6%	634	1%	7.55%	78.9%	619	2%
3-Year Fixed Interest-only	6.97%	80.7%	675	1%	7.04%	78.2%	659	1%	6.91%	82.0%	686	1%
5-Year Fixed	7.34%	77.7%	646	0%	7.19%	72.7%	664	0%	7.36%	78.1%	663	0%
5-Year Fixed Interest-only	7.22%	79.0%	653	0%	6.88%	79.5%	667	1%	6.61%	75.3%	668	0%
15-Year Fixed	8.81%	79.6%	643	1%	8.86%	81.7%	645	1%	7.79%	72.0%	643	1%
30-Year Fixed	7.73%	75.9%	641	10%	7.50%	75.4%	639	12%	7.29%	75.2%	640	12%
30-Year Fixed Interest-only	7.13%	71.6%	666	1%	6.87%	73.3%	691	1%	6.89%	73.3%	651	1%
Other Products	9.52%	91.3%	664	7%	9.88%	94.5%	668	6%	9.80%	94.7%	665	5%
MTA	1.88%	75.6%	724	2%	1.84%	75.7%	704	2%	1.73%	76.1%	702	1%

	7.90%	81.1%	636	100%	7.67%	80.7%	633	100%	7.65%	81.4%	632	100%
Weighted Average
Coupon Excluding MTA	8.01%				7.79%				7.69%